Exhibit 99.1 FOR RELEASE April 7, 2011

Rochester Medical Completes Acquisition of Laprolan
Stewartville, MN April 7, 2011
Rochester Medical Corporation (NASDAQ:ROCM) today announced that it has now completed the previously announced purchase of Laprolan B.V., the former Medical Supplies Division and wholly owned subsidiary of Fornix BioSciences N.V. Under the terms of the purchase agreement the purchase is deemed retroactive to January 1, 2011. For more information regarding this transaction please refer to the Company’s January 12, 2011 press release. The Company plans to further discuss this acquisition in its second quarter financial results press release and conference call which is expected to be held in early May, 2011.
Rochester Medical Corporation develops, manufactures, and markets latex-free disposable medical catheters and devices for urological and continence care applications. The Company markets under its own Rochester Medical® brand and under existing private label arrangements.
For further information, please contact Anthony J. Conway, President and Chief Executive Officer or David A. Jonas, Chief Financial Officer of Rochester Medical Corporation at (507) 533-9600. More information about Rochester Medical is available on its website at http://www.rocm.com.